UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2007

Karver International, Inc.
____________________________________
(Exact name of Registrant as specified in its charter)

New York	333-46828	13-3526402
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Brickell Key Drive, Suite 901, Miami, Florida	33131
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(305) 350-3996

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01          Changes in Registrant's Certifying Accountant.

On August 6, 2007, Karver International, Inc. (the “Company”) was informed by its certifying public accountants, Berkovits, Lago & Company, LLP (the “Former Auditors”), that such firm was resigning such position effective immediately. The Former Auditors’ audit report on the Company’s consolidated financial statements for each of the past two fiscal years ended December 31, 2006 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that the Former Auditor's report on the Company's financial statements for each of the fiscal years ended December 31, 2006 and 2005 included an explanatory paragraph describing the uncertainty as to the Company's ability to continue as a going concern. From January 1, 2005 until the date of this report, there have been no disagreements between the Company and the Former Auditors on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Auditors, would have caused the Former Auditors to make reference to the subject matter of the disagreements in connection with its reports.

The Company has provided the Former Auditors with a copy of the disclosures in the Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (the “SEC”) and has requested that the Former Auditors furnish it with a letter addressed to the SEC stating whether the Former Auditors agree with the above statements and if not, stating the respects in which it does not agree. A copy of such letter, dated August 10, 2007, is filed as Exhibit 16.1 hereto.

The Company did not request Berkovits, Lago & Company, LLP’s resignation and the Company has begun interviewing accounting firms to serve as the Company’s independent accountant following Berkovits, Lago & Company, LLP’s discontinuation of service.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit 16.1	Letter from Berkovits, Lago & Company, LLP regarding the change in the certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Karver International, Inc.

August 10, 2007	By:	/s/ Dr. Jack Kachkar
Dr. Jack Kachkar
Chairman and President